Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-269265 of Enservco Corporation on Form S-1 of our report dated March 31, 2023 appearing in the Annual Report on Form 10-K of Enservco Corporation for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas

June 22, 2023